UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 5, 2007
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS 60089
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 5, 2007, Akorn, Inc. (the “Company”) entered into an Amendment to Credit Agreement (the “Amendment”) with LaSalle Bank National Association (“LaSalle Bank”), the financial institutions party thereto and Akorn (New Jersey), Inc. Among other things, the Amendment revised the definition of EBIDTA set forth in the Credit Agreement dated as of October 7, 2003 between the parties. The Amendment is attached hereto in its entirety as Exhibit 10.1 and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
     On March 5, 2007, the Company issued a press release announcing certain results of its financial review for the quarter and year ended December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1.
     The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 5, 2007, the Compensation Committee (the “Committee”) of the Company, approved the cash bonus amounts to be paid to each of Mr. Arthur S. Przybyl, the Company’s President and Chief Executive Officer, and Mr. Jeffrey A. Whitnell, the Company’s Chief Financial Officer, pursuant to the Executive Bonus Agreements dated April 27, 2006, between each of them, respectively, and the Company (each an “Executive Bonus Agreement” and together, the “Executive Bonus Agreements”). Mr. Przybyl will receive a bonus equal to $215,367.00, pursuant to his Executive Bonus Agreement. Mr. Whitnell will receive a bonus equal to $62,013.00, pursuant to his Executive Bonus Agreement. Such bonus amounts are consistent with the previously disclosed terms of the applicable Executive Bonus Agreement. Also on this date, the Committee exercised its discretion to award additional cash bonuses for reasons not reflected in the Executive Bonus Agreements, resulting from developments not contemplated or foreseen at the time those agreements were entered into. These discretionary bonuses were in the amounts of $39,633.00 to Mr. Przybyl and of $33,612.00 to Mr. Whitnell, in recognition of their contributions towards attainment of the following special achievements of the Company during 2006: (1) the significant number of strategic alliances formed by the Company, which far exceeded the number expected and proposed; (2) a substantial increase in the market capitalization of the Company; and (3) the conversion of the Company’s Series A and Series B Preferred Stock into Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Credit Agreement dated March 5, 2007 between the Company, LaSalle Bank, the financial institutions party thereto and Akorn (New Jersey), Inc.

99.1	Press release dated March 5, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: March 5, 2007